EXHIBIT 4.2

Dated February 15, 2002

SMEDVIG RIG AS

as Borrower

THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

NORDEA BANK NORGE ASA (formerly known as

CHRISTIANIA BANK OG KREDITKASSE ASA)

CITIBANK, N.A.

DEN NORSKE BANK ASA

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as Joint Arrangers

DEN NORSKE BANK ASA

as Facility Agent

NORDEA BANK NORGE ASA

as Paying Agent

DEN NORSKE BANK ASA

as Documentation Agent

DEN NORSKE BANK ASA

as Security Trustee

FIRST SUPPLEMENTAL AGREEMENT TO THE

USD600,000,000 REDUCING AND REVOLVING

CREDIT LOAN FACILITY

dated 10 May 2001

Sinclair Roche & Temperley

Royex House

5 Aldermanbury Square

London EC2V 7LE

Ref. MCF/261124

Portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment

THIS FIRST SUPPLEMENTAL AGREEMENT TO THE LOAN AGREEMENT dated the 15th day of February 2002 is made by and between:

(1)	SMEDVIG RIG AS as Borrower;

(2)	THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders;

(3)	NORDEA BANK NORGE ASA (formerly known as CHRISTIANIA BANK OG KREDITKASSE ASA), CITIBANK, N.A., DEN NORSKE BANK ASA and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) as Joint Arrangers;

(4)	DEN NORSKE BANK ASA as Facility Agent;

(5)	NORDEA BANK NORGE ASA as Paying Agent;

(6)	DEN NORSKE BANK ASA as Documentation Agent; and

(7)	DEN NORSKE BANK ASA as Security Trustee

WHEREAS:-

(A)	By a reducing and revolving credit loan facility agreement dated 10 May 2001 (the “Facility Agreement”) the Lenders agreed to make available to the Borrower a secured reducing and revolving credit loan facility in the sum of up to six hundred million Dollars (USD600,000,000) for the purposes and on the terms and conditions contained therein.

(B)	Pursuant to clause 11.2 (Negative Pledge) of the Facility Agreement the Borrower has covenanted (inter alia) that, except with the prior written consent of the Lenders, it will not and shall procure that no other Group Member will, create or permit to subsist any Encumbrance on the whole or any part of its present assets except for Permitted Encumbrances.

(C)	By virtue of Paragraph (C) of the definition of Permitted Encumbrances in Clause 1.1 of the Facility Agreement, Encumbrances created by any Group Member on any newbuilding Unit acquired after the 10 May 2001 are Permitted Encumbrances where the Facility Agent is satisfied that such Encumbrance is (inter alia) incurred by any person (whether or not a Group Member) towards a shipyard, financial institution affiliated with a shipyard or government owned financial institution and only if the Lenders have first been given the opportunity to bid for such financing.

(D)	The Borrower wishes to amend the Facility Agreement by deleting paragraph (C) only of the definition of Permitted Encumbrances in Clause 1.1 in its entirety.

(E)	Pursuant to Clause 19.1 (G) of the Facility Agreement any change to (inter alia) Clause 1 (Definitions and Construction) requires the consent of all the Lenders and in consideration of the premises the Lenders agree to grant consent on the terms and conditions contained herein.

NOW THIS DEED WITNESSES as follows:-

1.	DEFINITIONS AND CONSTRUCTION

1.1	Terms and expressions not defined herein but whose meanings are defined in the Facility Agreement shall have the meanings set out therein.

In this Agreement the following words and expressions shall have the following meanings:-

“Agreement”

the first supplemental agreement to the Facility Agreement;

“Borrower”

Smedvig Rig AS, a company incorporated under the laws of Norway with registered number 979 193 416 and having its registered office and principal place of business at Finnestadveien 28, PO Box 110, N-4001 Stavanger, Norway;

“Facility Agreement”

the loan agreement referred to in recital (A);

1.2	The provisions of clause 1 of the Facility Agreement except as amended hereby shall apply hereto (mutatis mutandis).

1.3	Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.	CONTINUING REPRESENTATIONS AND WARRANTIES

2.1	The Borrower represents and warrants to the Facility Agent and the Lenders that:

(A)	it has the power to enter into and perform this Agreement and has taken all necessary action to authorise the entry into and performance of this Agreement and will duly perform and observe the terms hereof and thereof.

(B)	this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms;

(C)	the entry into and performance of this Agreement and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or any official or judicial order or (ii) the constitutional documents of the Borrower or (iii) any agreement or document to which the Borrower is a party or which is binding upon the Borrower, or any of its assets, nor result in the creation or imposition of any encumbrance on any of its assets;

(D)	no Event of Default or Possible Event of Default would result from the execution of this Agreement or the performance of the Facility Agreement as amended by this Agreement.

3.	CONDITIONS PRECEDENT

3.1	Subject to clause 3.2 below, the Facility Agreement shall be amended as provided in clause 4 below upon the date (the “Effective Date”) on which the Facility Agent gives notice to the Borrower that it is satisfied that the conditions which are set out below have been met to the satisfaction of the Facility Agent, namely that:

(A)	the Facility Agent has received in form and substance satisfactory to it this Agreement duly executed by all parties pursuant to such corporate authorisation (resolutions, powers of attorney, signatory books) as is, in each case, satisfactory to the Facility Agent in its sole discretion;

(B)	the representations and warranties contained in Clause 2 (Continuing Representations and Warranties) of this Agreement are true and correct on and as of the Effective Date as if each was made with respect to the facts and circumstances existing at such time;

(C)	no Event of Default or Possible Event of Default shall have occurred and be continuing or would result from the amendment of the Facility Agreement in accordance with this Agreement.

3.2	The Effective Date shall be a Banking Day on or before 28 February 2002. If the Effective Date shall not have occurred by close of business in London on that day (or such later date as all parties may agree), this Agreement shall cease to have effect (unless the parties agree otherwise in writing) except for clauses 7, 8 and 9 below.

3.3	The conditions precedent set out in clause 3.1 above are for the sole benefit of the Lenders and accordingly the Facility Agent may (acting on behalf of the Lenders) waive all or any of the same, unconditionally or on such conditions as it may in its sole discretion think fit. Any such waiver shall not limit or restrict any other rights of the Lenders in respect of the Facility Agreement.

4.	AMENDMENT TO THE FACILITY AGREEMENT

4.1	The parties hereto hereby agree that with effect from the Effective Date paragraph (C) of the definition of Permitted Encumbrances in Clause 1.1 of the Facility Agreement shall be deleted in its entirety (but, for the avoidance of any doubt, the remaining paragraphs (A), (B), (D) and (E) of the definition of Permitted Encumbrances shall stay in full force and effect).

4.2	Except as expressly varied herein all other terms of the Facility Agreement shall remain in full force and effect.

5.	FURTHER ASSURANCE

5.1	The Borrower hereby covenants that from time to time at the request of the Facility Agent it will execute and deliver to the Facility Agent or procure the execution and delivery to the Facility Agent of any and all such documents as the Facility Agent shall deem necessary or desirable in its absolute discretion for giving full effect to this Agreement and for perfecting, protecting the value of or enforcing any security granted to the Facility Agent under or pursuant to the Facility Agreement as amended by this Agreement.

6.	COSTS AND EXPENSES

6.1	All costs, expenses, internal and external legal fees, registration fees, taxes, stamp duties and all other charges and disbursements whatsoever incurred by the Facility Agent in connection with the preparation, execution and administration and enforcement of this Agreement and any documents to be executed pursuant hereto shall be paid by the Borrower forthwith on demand by the Facility Agent on a full indemnity basis.

7.	COUNTERPARTS

7.1	This Agreement may be executed in any number of counterparts all of which shall constitute but one and the same agreement. Execution by the parties hereto separately of one or more counterpart(s) hereof shall be deemed to be due execution hereof by all the parties hereto, and such counterparts shall be deemed to be one single deed.

8.	NOTICES

8.1	The provisions of Clause 25 of the Facility Agreement shall apply to this Agreement.

9.	PROPER LAW AND JURISDICTION

9.1	This Agreement shall be governed by and construed in accordance with the laws of England. The provisions of Clause 27 of the Facility Agreement in relation to the submission to jurisdiction by the Borrower shall apply to this Agreement.

EXECUTION PAGE

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as a Deed on the day first written above.

The Borrower

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SMEDVIG RIG AS	)
in the presence of:-)

The Facility Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Paying Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

The Documentation Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Security Trustee

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Joint Arrangers

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CITIBANK, N.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL.))
in the presence of:-)

The Lenders

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
BNP PARIBAS	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CITIBANK, N.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
COMMERZBANK INTERNATIONAL S.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CREDIT AGRICOLE INDOSUEZ	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DANSKE BANK A/S	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEUTSCHE SCHIFFSBANK	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEUTSCHE BANK AG IN HAMBURG	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NEDSHIP BANK N.V.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
ING BANK	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
LANDESBANK SCHLESWIG-HOLSTEIN	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
FORTIS BANK (NETHERLAND) N.V.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL.))
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SPAREBANKEN ROGALAND	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
VEREINS UND WESTBANK	)
in the presence of:-)

SCHEDULE 1

THE LENDERS AND THEIR COMMITMENTS

Name	Address, telex and telefax number	Commitment USD	Percentage %

Scotiabank Europe plc	Scotia House 33 Finsbury Square London EC2A 1BB Telex: 885188 Fax: 020 7454 9019 Attention: Transportation Dep.	*	*

BNP Paribas Oslo Branch	Biskop Gunerus’ gate 2 P.O. Box 106 Sentrum 0155 Oslo Norway Fax: (47) 22 41 08 44 Attention: Shipping	*	*

JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)

1)      Information related to Loan

         Administration

         Trinity Tower

         9 Thomas More Street

         London E1W 1YT

         Telex: 895461 CMB G

         Fax: (44) 207 777 5305

         Attention: European Loan

         Processing

2)      Information related to

         Credit/Commercial matters

         125 London Wall

         London EC2Y 5AJ

         Telex: 8954681 CMBG

         Fax: (44) 207 777 4613

         Attention: Debt Capital Markets

		*	*

Nordea Bank Norge ASA (formerly known as Christiania Bank og Kreditkasse ASA)	Middelthunsgate 17 N-0368 Oslo Norway	*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Telex: 71043 Fax: (47) 22 48 66 68 Attention: Offshore/Oilservices

Citibank, N.A.	1) 2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE England Telex: 940500 (Answerback 896581 CITIUK G) Fax: (44) 20 7500 5806 Attention: UK Loans Processing Unit	*	*

2) c/o Citibank, International plc, Norway Branch Tordenskioldsgate 8-10 PO Box 1481 Vika N-0116 Oslo Norway Fax: (47) 22 00 96 22

Commerzbank International S.A.

1)     Information related to Loan

         Administration:

         11, rue Notre Dame

         L-2240 Luxembourg

         Telex: 1292, 1293, 2195

         cbklxlu

         Tel: (35) 2 477 911 459

         Fax: (35) 2 477 911 386

2)     Information related to Credit

         Commercial matters:

         Schauenburgerstrasse 49

         20095 Hamburg

         Germany

         Fax: (49) 40 36 83 4068/4123

         Attention: Ship Finance Dep.

		*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Crédit Agricole Indosuez

1)      Lending office, and all

         information related to Loan

         Administration matters:

         Shipping Finance

         Division/Loan Administration

         9 Quai du President Paul

         Doumer

         2920 Paris La Defense

         Cedex

         France

         Telex: 699600 (INSU

         699600 F)

         Fax: (33) 141 89 19 34

         Tel: (33) 141 89 1249

         Attention: DFMA/

         Loan Administration

2)     Information related to

         Credit/Commercial matters:

         Representative Office

         Norway

         Ruseløkkveien 6

         N-0251 Oslo

         Norway

         Fax: +(47) 22 01 06 51

         Tel: +(47) 22 01 06 50

	*	*

Danske Bank A/S

Information related to Loan

Administration

75 King William Street

London EC4N 7DT

England

Telex:

Fax: (44) 020 7410 8002

Attention: Corporate Loans

Administration

Information related to

Credit/Commercial Matters

Stortingsgt.8

PO Box 1934 Vika

N-0125 Oslo

Norway

	*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Fax: (47) 23 13 90 90 Attention: Corporate Banking Department

Den norske Bank ASA	Stranden 21 N-0107 Oslo Norway Telex: 78175 Fax: (47) 22 48 20 20 Attention: Credit Administration Shipping	*	*

Deutsche Bank AG in Hamburg	Brandstwiete 1 20457 Hamburg Fax: (49) 40 37 01 46 49 Attention: Shipfinancing Department	*	*

Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen Tel: + 49 421 3609-0 Fax: + 49 421 323539	*	*

Fortis Bank (Netherland) N.V.

1)      Information related to Loan

         Administration:

         Fortis Bank (Netherland) N.V.

         CBO/CB

         Loan Administration

         Coolsingel 93

         NL-3012 AE Rotterdam

         The Netherlands

         Fax: (31) 10 401 6118

2)      Information related to Credit/

         Commercial matters:

         Fortis Bank (Netherland) N.V., Oslo Branch

         Munkedamsveien 53B

         N-0250 Oslo

         Norway

		*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Fax: (47) 23 11 49 40

ING Bank N.V.	De Amsterdamse Poort Location Code HE 02.09 Bijlmerplein 888 P.O. Box 1800 1000 BV Amsterdam Netherlands Attention: Natural Resources (offshore) Tel: + 31 20 576 8896 Fax: + 31 20 563 5164	*	*

Landesbank Schleswig-Holstein Girozentrale	Martensdamm 6 D-24103 Kiel Germany Fax: +49 431 900 1130 Attention: Shipping Department	*	*

Nedship Bank N.V.	Nedship Bank (Nordic) Strandgaten 18 P.O. Box 701 Sentrum 5807 Bergen Norway Fax: (47) 55 30 95 50	*	*

Skandinaviska Enskilda Banken AB (Publ.)	Rosenkrantz gate 22 PO Box 1843 Vika N-0123 Oslo Norway Telex: 19119 Fax: (47) 22 82 71 24 Attention: Shipping/Offshore	*	*

Sparebanken Rogaland	Bjergsted Terrasse 1 PO Box 218 N-4001 Stavanger Norway Telex: 33016 Fax: (47) 51 53 47 55	*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

	Attention: Shipping/Offshore

Vereins- und Westbank AG, Hamburg	22, Alter Wall D-20457 Hamburg Fax: 0049 40 3692 3894 Attention: Corporate Banking Department – Energy	*	*

	Total	600,000,000	100

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.